EXHIBIT 16.1

April 17, 2014

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

We have read the statements of Progressive Green Solutions, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated April 16, 2014 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC